EXHIBIT A

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF KINGS
--------------------------------------------------------

NICOLAI GRIB and VLADISLAV KAZAROV individually               Index No. 44652/00
and on behalf of all other persons similarly situated who were employed by TRADEWINDS ENVIRONMENTAL
RESTORATION, INC. with respect to certain Public Works
Projects awarded by the COUNTY OF SUFFOLK DEPARTMENT
OF PUBLIC WORKS,

                                      Plaintiffs,             STIPULATION OF
                   - against -                                SETTLEMENT

TRADEWINDS ENVIRONMENTAL RESTORATION, INC.,

                                      Defendant.
--------------------------------------------------------

     WHEREAS, Plaintiffs have alleged, inter alia, in their Class Action Complaint, that Tradewinds Environmental Restoration, Inc. ("Tradewinds") paid Plaintiffs, and the other members of the proposed class, less than the prevailing rate of wages and supplemental benefits for work that they performed on the Prevailing Wage-Public Works Contracts as defined in Paragraph 1 hereof; and

     WHEREAS, counsel for Plaintiffs have conducted discovery related to the claims alleged in the Complaint, including review of voluminous payroll records, log books, bonds, contracts, and other corporate documents, interviewed witnesses, investigated the facts, conducted legal research, conducted an audit the unpaid wages due and owing, and have participated in multiple conferences and discussions with counsel for Tradewinds and the Court; and

     WHEREAS, Tradewinds denies the allegations in the Complaint but has agreed to settle the claims asserted therein in order to avoid the possibility of a judgment being obtained in excess of the settlement amount agreed to herein, and to put to rest all claims which have been or could be asserted against Tradewinds based on the allegations contained in the Complaint; and

     WHEREAS, the parties desire to compromise and settle all issues and claims which have been brought, or which could have been brought, by or on behalf of the class members based on the allegations contained in the Complaint; and

     WHEREAS, the parties desire and intend to seek Court approval of this Stipulation and, upon Court approval, the parties intend also to seek a Final Order and Judgment from the Court dismissing the claims of all settlement class members on the public improvement contracts alleged in the Complaint with prejudice;

     NOW, THEREFORE, it is agreed that in consideration of the promises and mutual covenants set forth in this Stipulation and the entry by the Court of a Final Order and Judgment dismissing with prejudice the claims asserted in this Action by all class members and approving the terms and conditions of the settlement as set forth in this Stipulation, as required by the New York Civil Practice Law and Rules, the Action shall be settled and compromised under the terms and conditions contained herein.

     1.     Definitions.
            ------------

     As used in this Stipulation and in the Exhibits annexed hereto, the following terms shall have the meanings set forth below:

            a. "Action" refers to the above-captioned class action in the Supreme Court of the State of New York, County of Kings under Index No. 44652/00.

            1. "Allowed Claim" means for a settlement class member, the pro rata settlement amount determined to be due and owing to the settlement class member that is not disputed by a class member..

            2. Claim Bar Date" means the date set forth in the Class Notice on or before which submission of Proofs of Claim to the Class Administrator must be postmarked to be considered timely filed Proofs of Claim.

            3. "Class Administrator" means the entity known as David R. Behanna, CPA which shall administer the Notice to Class Claimants and settlement of the Action.

            4. "Class Claimant" or "Dennison Class Claimant" shall be limited only to those class members who were employed at the Dennison Office Complex in Hauppauge, New York, and (i) file within the time prescribed in the Class Notice, with the Claims Administrator, a Proof of Claim containing the information prescribed in the Proof of Claim form, and (ii) whose Proofs of Claim are not finally rejected by the Class Administrator.

            5. "Class Counsel" means the law firm of Virginia & Ambinder,  LLP.

            6. "Class Notice" means the Notice of Proposed Settlement and Settlement Hearing in the form annexed hereto as Exhibit "C", or as otherwise agreed to and approved by the Court.

            7. "Class" means the plaintiffs and all individuals including past or present employees of Tradewinds Environmental Restoration, Inc. who performed asbestos abatement and general construction work at the Dennison Office Complex in Hauppauge, New York or at public schools on Long Island.

            8. "Complaint" means the Complaint filed by plaintiffs in this Action dated November 10, 2000.

            9. "Contracts" means all the contracts entered into between Tradewinds which include a project known as the Dennison Courthouse in Happauge, New York.

            10. "Court" means the Supreme Court of the State, County of Kings.

            11. "Effective Date" means the first business day after which the Final Order and Judgment described in paragraph "11" below becomes Final.

            12. "Final" as to an order or judgment means (i) the thirty-first day after an order or judgment is entered, if no motion is timely filed; or (ii) if any such documents are timely filed, the first day on which the order or judgment is not subject to further judicial review or appeal, either by reason or affirmance by a court of last resort or by reason of lapse of time or otherwise.

            13. "Plaintiffs" means the named plaintiff set forth in the caption.

            14. "Proof of Claim" means the proof of claim form annexed hereto as Exhibit "D" or as otherwise approved by the Court.

            15. "Settlement Fund" means a fund not to exceed $700,000 paid by Tradewinds or Windswept Environmental Restoration, Inc. as the guarantor for Tradewinds, for the sole and exclusive benefit of the Class Claimants, to be distributed pursuant to the terms of this Stipulation.

            16. "Settlement Order" means the order, in the form annexed hereto as Exhibit "A" or as otherwise entered by the Court: (i) finding the terms of this Stipulation sufficiently fair, reasonable, and adequate to allow the Class Notice to be disseminated to the Settlement Class Members; (ii) certifying the Settlement Class as provided in this Stipulation; (iii) approving the Class Notice and the time and method of its dissemination to Class Claimants; (iv) scheduling the hearing to consider approval by the Court of this Stipulation and Class Counsel's application and/or Class Counsel's application for attorney's fees and expenses to serve and to file, in the manner and within the time specified in the Class Notice, notice of such person's objection, together with a statement of the grounds for such objection and all papers such person intends to present to the Court in opposition.

            17. "Settlement Account" means a checking account established by the Class Administrator, pursuant to this Stipulation, at a commercial banking institution acceptable to the parties.

            18. "Disputed Claim" means a claim rejected by a Class Member who because he or she (a) disputes the reported days and hours and wage underpayment for work performed as the Dennison Office Complex wishes to have his or her claim reviewed by the parties in accordance with the provisions of paragraph 7 herein, and/or (b) alleges to have worked for and on behalf of Tradewinds at public school work sites other than the Dennison Office Complex and wishes to have his or her claim reviewed by the parties in accordance with the provisions of paragraph 7 herein. A Class Claimant may accept his or her settlement allocation for the Dennison Project, and still reserve the right to make a claim for other alleged work performed at other public works projects for Tradewinds.

     2.     Settlement Fund.
            ----------------

            a. In consideration for dismissal of the Action with prejudice under the terms of this Stipulation and the release of claims set forth in Paragraph "4" of this Stipulation, a Settlement Fund not to exceed Seven Hundred Thousand Dollars ($700,000) shall be established by Tradewinds or its parent corporation, Windswept Environmental Restoration, Inc. to pay the Allowed Claims of all Class Claimants in connection with work performed at the Dennison Office Complex. The Settlement Fund shall be funded by Tradewinds no later than 31 days after the Final Order and Judgment is entered with the Clerk of the Court. These funds shall be irrevocably deposited by Tradewinds after the Claim Bar Date once the aggregate value of allowed claims have been computed.

            b. This Settlement Funds shall be used only in accordance with the terms of the Stipulation of Settlement.

            c. Subject to the Court's consent, any portion of the Settlement Fund that remain uncollected two years after the Final Order and Judgment becomes Final shall be returned to Tradewinds. Prior to returning said funds, the Class Administrator shall write to the Class Claimant at his or her last known address by certified mail. If the Class Claimant, or an authorized representative of the Class Claimant fails to respond to the Class Administrator within thirty days after the mail in, the funds shall be returned to Tradewinds.

            d.  Tradewinds   Environmental   is  a  wholly  owned  subsidiary
of Windswept Environmental Restoration, Inc. ("Windswept"). Windswept has agreed to act as the guarantor of Tradewinds in connection with this settlement agreement. To the extent that Tradewinds is unable to fund any portion of the Settlement Fund and/or to pay professional fees and expenses in accordance with the terms of this Settlement Agreement, Windswept shall remit these payments for and on behalf of Tradewinds.

     3.     Release.
            --------

            Upon the Effective Date, each class member (who has not opted-out of the Class or filed a Proof of Claim) shall conclusively be deemed to have unconditionally released with prejudice Tradewinds, the past, present and future partners, joint venturers, officers, directors, shareholders of Tradewinds; and all subsidiaries, affiliates, parent corporations, principals, agents, employees, attorneys, accountants, or other representatives of Tradewinds from any and all claims, causes of action, rights, debts, costs, expenses, or attorney's fees, whether known or unknown, in any and all forums, which has or could have been asserted in the Complaint or which arise out of or relate to any of the Contracts, or the Labor Laws of the State of New York or the United States of America.

     4.     Attorney's  Fees  and Disbursements.
            ------------------------------------

            a. At the hearing for the approval of this Stipulation, Class Counsel shall apply to the Court for an award of attorney's fees to be paid as follows:

           (i) The sum of One Hundred and Forty Thousand Dollars ($140,000) to be paid by Tradewinds and/or Windswept in four equal monthly installments of $35,000.00. Said payments shall commence thirty-one days after the Final Order and Judgment is entered with the Clerk of the Court.

           (ii) Each Class Claimant shall pay a sum not to exceed Sixteen Percent (16%) or some lesser prorated share not to exceed an aggregate sum of $32,000.

            b. Tradewinds and/or Windswept shall pay an additional amount not to exceed Eighteen Thousand Dollars ($18,000.00) for translation, publication fees, accounting fees, disbursements and class administrator fees. Said payment shall be paid by Tradewinds and/or Windswept no later than 31 days after the Final Order and Judgment is entered with the Clerk of the Court.

            c. The Tradewinds shall not oppose Class Counsel's application for attorney's fees and administrative costs and disbursements as set forth above.

     5.    Settlement  Administration.
           ---------------------------

           For the purpose of determining the extent, if any, to which a Class Member will be entitled to participate in any distribution pursuant to the Stipulation, David R. Behanna, CPA shall administer the settlement and any notice to the Class.

     6.     Distribution  of the Settlement  Fund
            -------------------------------------

     a. The Class Notice shall provide that all Proofs of Claim from each Class Claimant shall be sent by first class mail, postage pre-paid, addressed to the Class Administrator, and be post-marked no later than the Claim Bar Date and must include such documentation as referred to in the Class Notice reasonably establishing that the person on whose behalf the Proof of Claim is submitted is a Class Claimant. The Claim Bar Date shall be set at a date 75 calendar days after the Notices are mailed. Any Proof of Claim not timely mailed, or not received by the Class Administrator within five (5) business days after the Claim Date will receive no distribution pursuant to this Stipulation from the Settlement Fund. However, the Class Administrator retains the reasonable discretion for up to twenty (20) days after the Claim Bar Date, to determine if there are compelling and/or extenuating circumstances which justify extending the Claim Bar Date to include the Proof of Claim of a Class Member.

     b. In order to participate in this settlement, every Class Claimant will be required to establish reasonable proof of his or her identity when submitting a Claim Form. This may be done by providing at least one current or unexpired copy of the following documents: (a) Driver's License, (b) Passport,
(c) work authorization card ("Green Card"), and/or (d) Visa. Tradewinds reserves the right to dispute the identity and validity of the claim, and may elect dispute resolution on the individual in a manner set forth in the Stipulation of Settlement on file with the Court in the event that the Class Claimant provides another document other than the documents described in (a)-(d) above. The Proof of Claim Form must be notarized before a Notary Public employed by: (a) a bank orcredit union; (b) State, Federal or Municipal court employee, (c) employee of an Agency, Consulate or Embassy of the Unitied States, or (d) employee of a State or Municipal government agency.

     c. In the event a Class Claimant files a timely Proof of Claim Form without supporting identification, the Class Administrator shall notify the Class Claimant, and allow the Class Claimant to cure this defect prior to the date of the Fairness Hearing.

     d. The Class Administrator shall be permitted to reject a Proof of Claim in the event: (i) a Proof of Claim is not timely submitted; or (ii) a Proof of Claim purports to be submitted by or on behalf of an individual which the Class Administrator determines is not supported by sufficient corroborating documentary evidence to establish that said Proof of Claim was submitted on behalf of a bona fide Class Claimant. Thereafter, the Class Administrator shall give written notice, by first class mail, to the person submitting a rejected Proof of Claim that said Proof of Claim has been rejected. In the event a Class Claimant's Proof of Claim is rejected by the Class Administrator, the Class Claimant shall be permitted to file an objection in accordance with Paragraph 8(b) of this Agreement.

     The Court shall retain jurisdiction over the Class Claimant who avails himself/herself of the terms of this provision.

     e. Upon completion of the Class, the Class Administrator shall provide a final accounting to Defendant's counsel.

     7.     Calculation of Allowed  Claims.
            -------------------------------

            a. Each Class Claimant who timely files a Proof of Claim shall be credited with receiving approximately $16.00 per hour for every hour that he or she appears on Defendants' sign-in log maintained by Tradewinds in connection with the Dennison project.

            b. Disputed Claims for work performed on all projects other than the Dennison Courthouse, or made by individuals who allege to have worked on the Dennison project and whose work days and hours are alleged to be underreported in the log book, or do not appear on the log-book, shall be reviewed on a claims-made basis. The parties shall endeavor to settle those claims made by these class members. However, all unresolved Disputed Claims shall be referred to a Judicial Hearing Officer ("JHO") or other neutral appointed by the Court for further adjudication. This method of resolving disputed claims shall in no event apply to any Class Member who elects to opt-out of the class. In the event that Class Member's Disputed Claim is litigated, and a Class Member is successful in obtaining a verdict, Tradewinds and/or Windswept shall remit payment to the Class Member within 30 days after the verdict is rendered. Moreover, unless otherwise resolved by the parties Class Counsel shall be permitted to make an application to recover reasonable attorney's fees and disbursement associated with having each successfully Disputed Class Claim tried before the JHO or neutral. In the event that Class Counsel deems a Disputed Class Claim to be without merit, or in the event a Class Member with a disputed claim refuses is or unable to assist Class Counsel in the prosecution of his or her disputed claim, then Class Counsel shall be permitted to apply to the Court to be relieved as legal counsel to the Class Member. In the event that the Court grants Class Counsel's application to be relieved as a Class Member's attorney, the Class Member shall have thirty days to obtain new counsel or advise the Court that he or she will be appearing pro se. If the Class Member fails to appear within thirty days after Class Counsel has been relieved, Defendant Tradewinds may make an application to have the Class Member's claim dismissed with prejudice.

            c. Distribution of the Settlement Fund and all related professional fees and disbursements that are to be paid by Tradewinds and/or Windswept to the Class Claimants or to Class Counsel in accordance with paragraph (4) shall be deemed separate from any funds that may be distributed in connection with the dispute resolution procedure described in this paragraph. Moreover, distribution of all Allowed Claims, not be delayed beyond the dates set forth in the agreement in the event the parties are engaged in the process of resolving Disputed Claims described in paragraph 7 (b).

            d. Any Disputed Claim that cannot be resolved between the parties shall be referred by the Court to a referee, neutral or JHO for trial. At the conclusion of said trial(s) class counsel may make a fee application to the Court to recover fees and reasonable disbursements associated with Class Counsel's prosecution of the Disputed Claims. Defendant expressly reserves the right to oppose Class Counsel's fee application at the conclusion of the Dispute Resolution process.

     8.     Request For Exclusion From the Class And Objections To Settlement.
            ------------------------------------------------------------------

            a. Subject to the dispute resolution provisions of Paragraph 7, unless an individual opts-out of the Class, and he/she will be bound by the terms of this Stipulation upon its final approval by the Court. Each member of the Class shall be bound by all determinations and judgments of the Court in connection with the Settlement, unless such individual shall mail, by certified mail, return receipt requested, a written request for exclusion from the Class, post-marked no later than ten (10) days prior to the date of the Hearing or in accordance with the terms of paragraph 7, addressed to David R. Behanna, CPA, c/o Gold Leaf Security, 600 West John Street, P.O. Box 620, Hicksville, New
York 11802. Such requests for exclusion shall be in a form that sufficiently identifies the name and address of the person so seeking exclusion. A request to opt-out shall not be effective unless submitted within the time and substantially in the form provided for herein. If an individual in the Class duly requests to opt-out, such individual will not be bound by any orders or judgments entered in respect of the Settlement and shall not be entitled to receive any benefits provided by the Settlement in the event it is approved by the Court. In the event more than twenty-five percent (25%) of the Class "opt out" this Settlement Agreement shall be null and void.

            b. If a Class Member desires to object to this Settlement Agreement, he/she must state the basis of his/her position in writing, together with any documentation, in advance of the Hearing and mail it no later than ten (10) days prior to the date of the Hearing to Virginia & Ambinder, 5 Hanover Square, 24th Floor, New York, New York 10004.


     9.     Notice  Procedure and Hearing Order.
            ------------------------------------

            a. Upon execution of this Stipulation by all parties hereto, Class Counsel shall present this Stipulation to the Court for approval, along with a motion for entry of the Settlement Order.

            b. The Notice (see Exhibit B) to the class members shall be accomplished pursuant to the terms of the Settlement Order.

     10.     Final Order and Judgment.
             -------------------------

             Upon scheduling of a hearing by the Court to consider approval of this Stipulation, the parties hereto shall apply to the Court for the entry of a Final Order and Judgment in the form annexed hereto as Exhibit "F" for purpose of:

             a. Approving this Stipulation and adjudging its terms to be fair, reasonable and adequate, directing consummation of the terms and provisions of the Stipulation and retaining jurisdiction to effectuate the same;

             b. Dismissing the Complaint with prejudice as against the Tradewinds.

             c. Permanently barring and enjoining all Class Claimants from the institution, maintenance, prosecution or enforcement, either directly or indirectly, of any claim which is released and discharged by reason of the Final Order and Judgment contemplated herein;

             d. Forever discharging and releasing the Tradewinds, and the past and present officers, directors and shareholders of all Tradewinds, and any and all reinsurers, co-sureties, guarantors, subsidiaries, affiliates, agents, directors, officers, employees, attorneys, accountants, actuaries, consultants, partners, or other representatives thereof, from any and all claims, counterclaims, cross-claims, causes of action, rights, debts, costs, expenses or attorney's fees, whether known or unknown, which have or could have been asserted in the Complaint or which arise under the Contracts and the bonds issued by the Surety, or the provisions of the Labor Laws of the State of New York or the United States of America.

             e. Awarding to Class Counsel the attorney's fees, costs and disbursements contemplated by paragraph 5 of this Stipulation; and

             f. Declaring that the Plaintiffs to this Stipulation forever discharge and release any claims related to this action that they may have against Tradewinds, and their shareholders, directors, officers, employee, agents and other representatives.


     11.     Publication
             -----------

     In addition to mailing the Notice to the last known address of the Class Members, a copy of the Notice, in an abbreviated form substantially similar to the Court-approved Notice, shall be published in a Polish daily newspaper on three weekdays during a two week period in January or early February. Tradewinds or its legal counsel shall advance the costs associated with this publication.

     12.     Miscellaneous
             -------------

     a. This Stipulation and the exhibits hereto shall constitute the entire agreement of the parties with respect to the settlement of the Action and shall not be subject to any change, modification, amendment, or addition without the express written consent of counsel on behalf of all parties to this Stipulation.

     b. This Stipulation shall be binding upon and inure to the benefit of the parties hereto and their representatives, heirs, successors, and assigns.

     c. In the event any one or more of the provisions contained in this Stipulation shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision.

     d. The Court shall retain continuing jurisdiction over the parties hereto, including all Class Members, and over the administration and enforcement of the settlement provided for herein.

     e. This Stipulation may be executed in counterparts. The executed signature page(s) from each original may be joined together and shall constitute one and the same instruments. Facsimile signatures shall be deemed original signatures.

     f. The parties to this Stipulation agree to cooperate with one another and use their best efforts to effectuate the terms of this Stipulation and to obtain the dismissal of the Action with prejudice as to the undersigned parties to the Action as contemplated herein

     g. This Stipulation shall be governed by and be construed in accordance with the laws of the State of New York.

     h. If any of the dates or periods of time described in this Stipulation fall on or end on a public holiday or on a weekend, the date or period of time shall be extended to the next business day.

     i. It is understood that neither the execution of this Stipulation nor any other action taken by the Tradewinds or Windswept in connection with the settlement constitutes an admission by Tradewinds or Windswept or any person or entity identified herein or in the General Release as a Release of any violation of any law, duty, or obligation, or that any decision or action with respect to payment under the Contracts was unwarranted. Tradewinds specifically disclaims any liability to any member of the class or any other person. The parties have entered into this Stipulation solely to compromise disputed claims.


VIRGINIA & AMBINDER, LLP            JOHN LANDER, ESQ.
Attorneys for Plaintiffs            Attorney for
5 Hanover Square                    Tradewinds  Environmental Restoration,  Inc.
New York, New York 10004            and Windswept  Environmental,  Inc.
(212) 943-9080                      484 West Main Street
                                    Babylon, New York 11702
                                    (516) 661-3540

By:  /s/ Lloyd Ambinder, Esq.         By: /s/ John Lander, Esq.
   ---------------------------         ------------------------------------
   Lloyd Ambinder, Esq.                John Lander, Esq.

For the Guarantor:
Windswept Environmental Restoration, Inc.
484 West Main Street
Babylon, New York 11702


By:  /s/ Michael O'Reilly
   ---------------------------
   Michael O'Reilly
   President


Dated:   New York, New York
         January __, 2003

In the presence of:

STATE OF NEW YORK     )
                       : ss.
COUNTY OF SUFFOLK     )

On January 24, 2003, before me personally came Michael O'Reilly the President of Windswept Environmental Restoration, who acknowledged that he is authorized to execute the foregoing Stipulation of Settlement.

 /s/ Judith N. Johnson
---------------------------
Notary Public